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                                                                    EXHIBIT 99.1

                                                 [PROXIM WIRELESS NETWORKS LOGO]

CONTACT
Ben Gibson
Vice President, Corporate Marketing
Proxim Corporation
(408) 542-5200

Michael Angel
Chief Financial Officer
Proxim Corporation
(408) 542-5200

         PROXIM CORPORATION ANNOUNCES AGREEMENT FOR DEBT CONVERSION AND
                                   BRIDGE LOAN

   PENDING SHAREHOLDER APPROVAL, WARBURG PINCUS AND BROADVIEW CAPITAL PARTNERS
            ALSO AGREE TO EXCHANGE PREFERRED SHARES FOR COMMON STOCK

ANNOUNCES INTENT TO TRANSITION CHIEF EXECUTIVE OFFICER ROLE FROM FRANK PLASTINA
     TO KEVIN DUFFY IN JANUARY 2005; PLASTINA TO REMAIN CHAIRMAN AND CEO FOR
            REMAINDER OF 2004 AND EXECUTIVE CHAIRMAN IN JANUARY 2005

SUNNYVALE, CALIF., JULY 27, 2004 -- Proxim Corporation (Nasdaq: PROX), a global leader in wireless networking equipment for Wi-Fi and broadband wireless, today announced that it has signed an agreement with its strategic investors, Warburg Pincus and Broadview Capital Partners, to restructure their equity and debt holdings in Proxim. The arrangement is intended to simplify Proxim's capital structure and provides additional funding so that the company can continue to aggressively pursue high-growth WiMAX and WiFi wireless networking market opportunities.

Under terms of the agreement signed on July 27, 2004, Warburg Pincus and Broadview Capital Partners have agreed to convert the $49 million in aggregate principal amount of the secured convertible promissory notes, which includes accrued but unpaid interest, into shares of Series B convertible preferred stock, in accordance with the existing terms and conditions of the secured convertible promissory notes. The exchange relieves the Company from the need to retire the notes at their September 30th maturity.

As part of this agreement, Proxim will also receive a $10 million bridge loan from Warburg Pincus and Broadview capital partners in exchange for a new convertible bridge note. The convertible bridge loan will bear interest at 15 percent per annum from the date of issuance and become due on June 30, 2005. Pursuant to the terms of the

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agreement, the convertible bridge loan will convert to common stock prior to
June 30, 2005, at the same price and upon the same terms and conditions offered to other investors, if Proxim closes a financing transaction with gross proceeds of $20 million or more through a sale of its common stock and/or warrants to purchase common stock.

Subject to shareholder approval, Warburg Pincus and Broadview Capital Partners also have agreed to surrender all of their Series A convertible preferred stock, all of their Series B convertible preferred stock and all of their warrants to purchase our common stock in exchange for an aggregate of 164,000,000 shares of common stock and 400,000 shares of our newly issued Series C preferred stock. The Series C preferred stock to be issued to Warburg Pincus and Broadview Capital Partners will be a mandatorily redeemable and nonvoting security and will not be convertible into common stock. As a result of the common stock issuance in the exchange, Warburg Pincus will own approximately 49.45 percent of Proxim and Broadview Capital Partners will own approximately 7.6 percent of Proxim.

At issuance, the Series C preferred stock will have liquidation preference of $100 per share, or $40 million in aggregate. The liquidation preference on the Series C preferred stock will accrete at 8.75 percent per annum, compounded quarterly, and will be required to be repaid by Proxim at the fully accreted value of approximately $80 million after the Series C preferred stock has been outstanding for eight years. In addition, the Series C preferred stock shall be automatically redeemed at its fully accreted value in the event of an earlier change in control of Proxim.

The terms of the agreement also provide that Proxim may redeem the Series C preferred stock at any time within the first three years after the date of issuance at its then accreted liquidation preference if the market price of Proxim's common stock on the Nasdaq National Market remains above $2.25 for a period of 45 consecutive trading days. After the third anniversary of the date of issuance, Proxim may redeem the Series C preferred stock at any time at its then accreted liquidation preference, if the market price of Proxim's common stock on the Nasdaq National Market remains above $2.00 for a period of 45 consecutive trading days.

At their fully accreted value, the outstanding shares of Series A convertible preferred stock and Series B convertible preferred stock held by Warburg Pincus and Broadview Capital Partners would have converted into a total of approximately 163 million shares of common stock. Additionally, the warrants held by Warburg Pincus and Broadview Capital Partners could be converted into approximately 42 million common shares of common stock at specified exercise prices. By agreeing to surrender their Series A convertible preferred stock, Series B convertible preferred stock and common stock warrants in exchange for common stock and nonconvertible Series C preferred stock, Warburg Pincus and Broadview Capital Partners have agreed to waive their rights to further accretion and the liquidation preference on their present holdings. Because Proxim's Series C preferred stock offers a significantly lower liquidation preference than our outstanding Series A convertible preferred stock and Series B convertible preferred stock, Warburg Pincus and Broadview Capital Partners have essentially agreed to waive

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their right to approximately $148 million in liquidation preference in exchange for a greater percentage of ownership today and more closely align their interests with the other common holders.

"These are very important developments that will better position the company for further financing, simplify Proxim's capital structure, and enable the company to pursue its opportunities and take advantage of our WiFi and WiMAX market opportunities," said Frank Plastina, Chairman and Chief Executive Officer at Proxim. "We are pleased with the continued strong support from Warburg Pincus and Broadview Capital Partners, who both recognize Proxim's unique wireless portfolio and market potential."

ANNOUNCES INTENT FOR KEVIN DUFFY TO ASSUME CHIEF EXECUTIVE OFFICER ROLE IN JANUARY 2005

Proxim also announced today that its Board of Directors has approved a succession plan, whereby Kevin Duffy, Chief Operating Officer at Proxim, will assume the role of Chief Executive Officer in January 2005. Effective immediately, Duffy will assume the role of President and continue to serve as Chief Operating Officer. Frank Plastina remains Chairman and Chief Executive Officer, and commencing January 2005, will continue as full-time Executive Chairman of the Board, focusing on strategic relationships, both in the industry and financial communities.

"Kevin Duffy is a talented executive with more than 20 years of experience in the wireless industry," said Plastina. "Proxim's Board has full confidence in his ability to lead Proxim and take advantage of our opportunities. I look forward to continuing my work with Proxim, including closing several strategic partnership opportunities that Proxim has before it."

"I am appreciative of the opportuntity to lead Proxim, and am thankful for the vote of confidence from Proxim's Board," said Kevin Duffy, President and Chief Operating Officer at Proxim. "Proxim has a unique opportunity to address the Wi-Fi and WiMAX markets, and I am looking forward to the expanded challenge."

In Duffy's current role, he is responsible for all of Proxim's current product lines and future product development, as well as Proxim's global sales and marketing, operations and customer service organizations. Prior to joining Proxim, Mr. Duffy was vice president of Home Networking at Siemens Information & Communications Mobile, where he was responsible for channel development, strategic partnerships and customer acquisition, as well as for creating and managing global business processes. Prior to Siemens, Mr. Duffy held positions with Northern Telecom and Tracor Aerospace. Duffy began his career as a non-commissioned officer serving as Avionics Nav/Com technician in the United States Air Force.

ABOUT PROXIM

Proxim Corporation is a global leader in wireless networking equipment for Wi-Fi and broadband wireless networks. The company is providing its enterprise and service

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provider customers with wireless solutions for the mobile enterprise, security and surveillance, last mile access, voice and data backhaul, public hot spots, and metropolitan area networks. This press release and more information about Proxim can be found on the Web at www.proxim.com.

SAFE HARBOR

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim's agreement for debt conversion and bridge loan; shareholder approval of the proposed exchange of preferred stock and warrants; Proxim's simplified capital structure and prospects for further financing; Proxim's ability to pursue high-growth Wi-Fi and WiMAX wireless networking market opportunities and other strategic opportunities and market potential; and Proxim's proposed management changes and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to: the risk associated with closing the contemplated transactions; the risk that stockholders may not approve the exchange transaction described herein; risk related to management succession planning; the risk that a qualified financing transaction as described herein may not occur and that the bridge loan will not convert into common stock; the risk that Proxim's efforts to improve operating efficiencies and return to profitability will not succeed; the risk that the market for Proxim's products will not grow as anticipated or that Proxim will not be able to take advantage of market opportunities due to competition, product performance, product pricing, product supply or other issues and other risks and uncertainties associated with Proxim's business. For additional information regarding risks relating to Proxim's business, see Proxim Corporation's Form 10-K for the year ended December 31, 2003, Forms 10-Q for the quarter ended April 2, 2004, and Current Reports on Form 8-K and other relevant materials filed by Proxim with the SEC.